January 2, 2001


Northeast Utilities
107 Selden Street
Berlin, CT  06037


Credit Suisse First Boston International
One Cabot Square
London E14 4QJ


Dear Sirs:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Party A and Party B through the Arranging Agent on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

This Confirmation amends, restates and supersedes in its entirety the Confirmation dated November 3, 1999 between the parties hereto.

1. The definitions and provisions contained in the 1991 ISDA Definitions (the "1991 Swap Definitions"), as supplemented by the 1998 Supplement to the 1991 Swap Definitions (the "Swap Definitions") and in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions", together with the Swap Definitions, the "Definitions") (in each case as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between the Swaps Definitions and the Equity Definitions, the Equity Definitions will govern, and between the Definitions and the provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the Swap Definitions.

If Party A and Party B are parties to the 1992 ISDA Master Agreement (the "Agreement"), this Confirmation supplements, forms a part of, and is subject to such Agreement. If Party A and Party B are not yet parties to the Agreement, they agree to use their best efforts promptly to negotiate, execute, and deliver the Agreement through the Arranging Agent, including Party A's standard form of Schedule and Addendum for Physical Delivery of Shares attached thereto and made a part thereof, with such modifications as Party A and Party B shall in good faith agree. Upon execution and delivery by Party A and Party B of the Agreement, this Confirmation shall supplement, form a part of, and be subject to such Agreement. Until Party A and Party B execute and deliver the Agreement, this Confirmation (together with all other Confirmations of Transactions previously entered into between them, notwithstanding anything to the contrary therein) shall supplement, form a part of, and be subject to the 1992 ISDA Master Agreement, as if, on the Trade Date of the first such Transaction between them, Party A and Party B had executed that agreement (incorporating therein Party A's standard form of Schedule and Addendum for Physical Delivery of Shares) and had specified that the Automatic Early Termination provisions contained in Section 6(a) of such agreement would apply.

The Agreement and each Confirmation thereunder will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

Party A and Party B expressly acknowledge that, in reliance upon the other party's entering into the Transaction evidenced by this Confirmation, each party has made (or refrained from making) substantial financial commitments and has taken (or refrained from taking) other material actions.

All payments in connection with this Transaction shall be made in U.S.
Dollars.

In this Confirmation, "Party A" means Credit Suisse First Boston International, "Party B" means Northeast Utilities and "Arranging Agent" means Credit Suisse First Boston Corporation, acting solely in its capacity as Arranging Agent for both Party A and Party B.



2. The terms of the Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:            November 3, 1999

Effective Date:        November 3, 1999

Termination            Date: June 29, 2001, subject to adjustment in accordance
                       the Following Business Day Convention, the terms of the Party B Net Settlement Option, the Party A Optional
                       Termination and the Party B Optional Termination.

Transaction Type:      Equity Forward

Seller:                Party A

Buyer:                 Party B (sometimes also referred to as the "Issuer").

Shares:                Common Shares, par value 5.00 dollars, of Party B.


Closing Price on the Exchange
As of the Business Day Prior
To the Trade Date:

21.0625 dollars

Notional Amount:

Initially, an amount equal to the Accumulated Adjusted Principal Share Amount, up to an amount equal to the Principal Share Amount, in each case multiplied by the Initial Share Price.

Principal Share Amount:

The number of Shares that represent purchase prices in an aggregate principal amount of 100,000,000 dollars.

Accumulated Adjusted Principal Share Amount:

On any Valuation Date during the Initial Pricing Period the aggregate number of Shares purchased by Party A up to the Principal Share Amount, for which full payment has been made by Party A.

Initial Share Price:

The weighted average of the Average Share Prices for all Valuation Dates occurring during the Initial Pricing Period or, if the last day of a Calculation Period shall occur prior to the completion of the Initial Pricing Period, the weighted average of the Average Share Price for all Valuation Dates occurring to and including the last day of the relevant Calculation Period.

Average Share Price:

For any Valuation Date, the weighted average price of the Shares purchased by Party A on such Valuation Date (plus a 0.04 per share commission charged by Party A).

Initial Pricing Period:

The earlier to occur of (i) the Business Day that is 22 trading days prior to the acquisition by Party B of Yankee Energy System, Inc. pursuant to the terms of the Agreement and Plan of Merger dated as of June 14, 1999 between Yankee Energy System, Inc. and Party B (the "Merger Agreement"), which acquisition is currently expected to be April 15, 2000, subject to extension to such later date as is permitted by the Merger Agreement, and for which Party B has provided written notice to Party A through the Arranging Agent and (ii) the Exchange Business Day on which Shares with an aggregate purchase price of 100,000,000 dollars have been purchased.

Valuation Date:

In respect of the Initial Pricing Period, any Exchange Business Day on which a Market Disruption Event has not occurred. In respect of the Final Pricing Period, any Exchange Business Day on which a Registration Suspension Event or Market Disruption Event has not occurred.

Exclusion Period:

The first minute of trading and the last one-half hour before the scheduled close of trading on the Exchange.

Calculation Period:

The period from and including a Calculation Period Interest Reset Date to but excluding the next succeeding Calculation Period Interest Reset Date, provided that, the first Calculation Period Interest Reset Date will commence on the Effective Date and the final Calculation Interest Period will end on and exclude the Termination Date.

Calculation Period
Interest Reset Dates:

The 15th day of each February, May, August and November, commencing on November 15, 1999.

Party A Calculation
Period Payment Dates:

The 15th day of each February, May, August and November, commencing on November 15, 1999.

Party A Payment:

The Dividend Amount (as defined below).

Party B Calculation
Period Payment Dates:

The 15th day of each February, May, August and November, commencing on November 15, 1999.

Party B Payment:

An amount in U.S. Dollars equal to the Interest Amount determined as of the relevant Party B Calculation Period Payment Date.

Floating Rate Option:

USD-LIBOR-BBA

Spread:

2.5 percent per annum

Designated Maturity:     3 months

Interest Amount/Net
Interest Amount:

The payment obligation of Party A and Party B on such Calculation Period Payment Dates in respect of the Dividend Amount (defined below) and any Interest Amounts shall be netted, such that the party obligated to pay the greater amount shall pay to the other party, through the Agent, an amount equal to the difference between such amounts (the "Net Interest Amount").

For each Calculation Period during the Initial Pricing Period, an amount equal to the product of (i) the weighted average Notional Amount for such Calculation Period and (ii) USD-LIBOR-BBA, plus Spread, and for each Calculation Period thereafter, the product of the Notional Amount and ISD-LIBOR-BBA, plus Spread (subject to adjustment in all cases in accordance with the Following Business Day Convention).

In the case either Net Cash Settlement or Net Share Settlement has been designated as the Method of Settlement, the Notional Amount (and the accrued interest attributable thereto) shall be reduced during the Final Reference Share Price Pricing Period by amounts equal to the Net Proceeds (defined below) received by the Selling Agent in respect to sales of the Shares, which reduction shall occur on the Business Day on which such Net Proceeds are received as immediately available funds by the Selling Agent. The Calculation Agent may rely on the information provided pursuant to "(D)-Physical Settlement" hereunder unless the Selling Agent delivers notice of any failure to receive an anticipated payment in respect of the Shares sold or because of any Settlement Disruption Event or an amendment to the time of payment in respect of any Shares sold.

Dividend Amount:             An amount in USD equal to the sum of:

(i) The aggregate amount in respect of all dividends declared by the Issuer to which the record holder of the Principal Share Amount (provided, however, that for purpose of determining the Dividend Amount in the case either Net Cash Settlement or Net Share Settlement has been designated as the Method of Settlement, the Principal Share Amount shall be reduced by the number of Shares sold by the Selling Agent prior to the record date in respect of any dividend declared in respect of the Shares during the Final Reference Share Price Pricing Period) would be entitled by virtue of the occurrence of a dividend record date during the period from the Effective Date to the Settlement Date (other than any Lagging Dividend Payment Amount or any dividends resulting in an Adjustment due to a Potential Adjustment Event); and

(ii) An amount representing the interest that could have been earned on such dividends described in (i) at a rate equal to USD-LIBOR-BBA for a designated maturity of one month (any non-conforming period shall be linearly interpolated by the Calculation Agent) for the period from the date that such dividends were or would have been received, for which a Party A Calculation Period Payment Date is a compounding date; the applicable compounding rate for each compounding period is USD-LIBOR-BBA with a designated maturity of one month, for which the Day Count Fraction is Actual/360 and the Following Business Day Convention will apply, and for which compounding is applicable to the Settlement Date

Lagging Dividend Payment Amount:

In the event that a dividend is declared and payable to a holder of record prior to the Settlement Date of this Transaction but such dividend has not been paid on or before such Settlement Date, Party A agrees to pay to Party B through the Arranging Agent an amount equal to the dividends received by Party A in respect of the Number of Shares on the next succeeding Business Day after the payment is received.

Day Count Fraction:

Actual/360

Additional Party B Payment:

On the Effective Date, Party B shall pay to Party A, through the Arranging Agent, a structuring fee equal to 1,250,000 dollars.

Party A and Party B Final Payments

Termination Settlement
Payment Options:

In respect of the Termination Date (including, in case any Event of Default or Termination Event has occurred, the related Early Termination Date) Party B shall elect one of the following Settlement Options (each a "Method of Settlement"):

(A)  Gross Physical Settlement:

Unless Party B has specified Net Cash Settlement or Net Share Settlement in accordance with the terms hereof, on the Settlement Date, Party A will through the Arranging Agent, deliver the Principal Share Amount to Party B, and Party B will pay to Party A an amount equal to the sum of (i) the Notional Amount and
(ii) the Net Interest Amount.

(B)  Net Cash Settlement:

If Party B has specified Net Cash Settlement as the Method of Settlement, the Selling Agent will sell a number of Shares equal to the Principal Share Amount, in accordance with the terms hereof. On the related Settlement Date, Party A will pay to Party B, an amount in USD equal to the product of the Principal Share Amount and the Final Reference Share Price, and Party B will pay to Party A, through the Arranging Agent, an amount in USD equal to the sum of (i) the Notional Amount and (ii) the Net Interest Amount (which will reduce the amount due from Party B if the Net Interest Amount is negative). The payment obligations of Party A and Party B on such date in respect of such amounts shall be netted, such that the party obligated to pay the greater amount shall pay to the other party, through the Arranging Agent, an amount equal to the difference between such amounts.

If Party A is required to pay such differences on such Settlement Date the Selling Agent, from the aggregate Net Proceeds (defined below) of the sales of Shares, will pay such difference to Party B in accordance with the preceding sentence and pay the remainder of such proceeds to Party A. If Party B is obligated to pay such difference, Party B will pay such amount to Party A through the Arranging Agent and the Selling Agent will pay the aggregate Net Proceeds of the sales of Shares to Party A.

(C)  Net Share Settlement:

If Party B has specified Net Share Settlement as the Method of Settlement, the Selling Agent shall sell, in accordance with the terms hereof, such number of Shares from the Principal Share Amount that will generate aggregate Net Proceeds equal to the sum of (i) the Notional Amount, and (ii) the Net Interest Amount.

If during the Final Reference Share Price Pricing Period Party A receives aggregate Net Proceeds equal to the sum of (i) the Notional Amount and (ii) the Net Interest Amount (which will reduce the amount due from Party B if the Net Interest Amount is negative) from the sale of a number of Shares that is less than the Principal Share Amount, on the relevant Settlement Date the Selling Agent shall deliver to Party B, a number of Shares equal to the excess of the Principal Share Amount less such number of Shares sold by the Selling Agent during such period (the "Party A Net Share Settlement Delivery").

If during the Final Reference Share Price Pricing Period the Selling Agent sells a number of Shares equal to the Principal Share Amount and Party A receives aggregate Net Proceeds from such sales in an amount that is less than the sum of
(i) the Notional Amount and (ii) the Net Interest Amount, Party A shall notify Party B, through the Arranging Agent, of such fact, and by 4:30 p.m. New York time on the second Exchange Business Day following such notification Party B shall deliver a number of additional Shares (which Party A reasonably estimates is equal in value to the Shortfall (defined below)) (the aggregate number of additional Shares, delivered pursuant to this Net Share Settlement methodology, the "Party B Net Share Settlement Delivery") to the Selling Agent, which will be sold by the Selling Agent using the Offering Method determined pursuant to this Confirmation as described below (to the extent that such sales are required to generate aggregate Net Proceeds equal to the excess of (A) the sum of (i) the Notional Amount and (ii) the Net Interest Amount over (B) the aggregate Net Proceeds received by the Selling Agent from the sale of the Principal Share Amount (for purposes of determining the obligation of Party B in connection with Net Share Settlement, the term "Shortfall" at anytime and from time to time means the US Dollar amount by which the sum of (i) the Notional Amount plus (ii) the Net Interest Amount exceeds the aggregate Net Proceeds, if any, actually received from the sale of (i) all or a portion of the Number of Shares plus (ii) additional Shares delivered pursuant to the Party B Net Share Settlement Delivery)). The Selling Agent shall use its best efforts to sell only such additional Shares as shall generate aggregate Net Proceeds equal to the Shortfall and return the excess Shares, if any, to Party B. In the event the additional Shares delivered by Party B to the Selling Agent are sold for an amount that is less than the Shortfall, the Selling Agent shall notify Party B, through the Arranging Agent, of such fact and by 4:30 p.m. New York time on the second Exchange Business Day following such notification Party B shall deliver additional Shares to Party A, through the Arranging Agent, and, subject to Party B's delivery of a Sale Revocation and Designation Notice (defined below) in connection with Physical Settlement (defined below), Party B shall continue to so deliver additional Shares upon notification until the aggregate Net Proceeds received by the Selling Agent from the sale of all such Shares delivered by Party B to Party A results in a Shortfall equal to zero; provided, however, that notwithstanding Party B's obligations set forth in Appendix A hereto, in the event that Party B is required pursuant to this paragraph to deliver additional Shares and is unable to deliver additional Shares which are at the time of delivery duly authorized, validly issued, fully paid and nonassessable and free of any liens, claims or encumbrances (except liens, claims or encumbrances pursuant to this Transaction), or Party B otherwise fails to deliver such additional Shares and such inability or failure continues for five Exchange Business Days (the "Net Share Settlement Incapacity Event"), such Net Share Settlement shall be deemed terminated and Party B shall be obligated to pay Party A within five Business Days from the date of the Net Share Settlement Incapacity Event an amount in cash equal to the amount of the Shortfall that has not been received from the sale of additional Shares as of the date of the Net Share Settlement Incapacity Event and the Selling Agent shall deliver to Party B any additional Shares received in respect of such Shortfall and not sold by the Selling Agent as of the date of the Net Share Settlement Incapacity Event.

The term "Net Proceeds" in respect of a sale of Shares shall mean gross proceeds of such sale less reasonable and customary discounts, fees, commissions and expenses (the "Sale Expenses"), including, but not limited to, reasonable commissions, discounts, fees and expenses customarily payable to underwriter(s) in the case of a Registered Offering (defined below) or to a placement agent in the case of an Exempt Offering (defined below), which may include reasonable amounts customarily payable to the Selling Agent acting as underwriter or placement agent, as well as any additional reasonable fees and expenses of any dealers engaged by any such underwriter or placement agent which are customarily payable.


(D)  Physical Settlement:

In the event Party B elects either Net Cash Settlement or Net Share Settlement, the Selling Agent agrees to provide the Calculation Agent and Party B not later than 5:00 PM on any Business Day on which it has sold Shares a report through the Arranging Agent of the number of Shares sold, the average sale price and the aggregate Net Proceeds received by the Selling Agent from such sales and a reasonable breakdown of the Sales Expenses.

At any time after the designation of the Method of Sale, and if applicable, the Offering Method, but prior to the execution and delivery of any underwriting agreement with respect to the Shares, Party B may deliver to the Selling Agent and to Party A through the Arranging Agent a revocation of the Net Cash Settlement or Net Share Settlement Method of Settlement and request the suspension of any further sales of Shares in respect of this Transaction by the Selling Agent (a "Sale Revocation and Designation Notice") on the Business Day immediately following delivery of such Sale Revocation and Designation Notice. Receipt of the Sale Revocation and Designation Notice shall obligate the Selling Agent to suspend any sales and solicitations of orders to buy the Shares but shall not affect Party A's obligations to perform any settlement or delivery of Shares in connection with sales previously agreed and sales which are pending agreement on the date such Sale Revocation and Designation Notice is received and which have been agreed before the close of business on such date. Upon receipt of a Sale Revocation and Designation Notice, the Selling Agent shall report to Party B the number of Shares that remain unsold (which may be some or all of the Principal Share Amount and any additional Shares) as of the Business Day succeeding delivery of the Sale Revocation and Designation Notice (the "Remaining Shares"). In the event of delivery of the Sale Revocation and Designation Notice, Party B shall be required to deliver to Party A through the Arranging Agent a cash amount in respect of the Remaining Shares such that the amount paid by Party B to Party A for the Remaining Shares plus the aggregate Net Proceeds received by the Selling Agent from the sale of other Shares in connection with the Net Cash Settlement or the Net Share Settlement equals (i) the Notional Amount plus (ii) the Net Interest Amount, and Party A shall be required to deliver to Party B the Remaining Shares. Settlement and delivery of the Remaining Shares and payment therefor shall be made to the parties through the Arranging Agent on the second Business Day after the delivery of such Sale Revocation and Designation Notice.

(E)  Offering Method

Upon receipt of notice designating either Net Cash Settlement or Net Share Settlement as the Method of Settlement, Party B may determine the offering method (the "Offering Method") including whether the Shares to be sold will be offered pursuant to a registration statement filed or to be filed (a "Registered Offering") pursuant to the Securities Act of 1933 (the "1933 Act"), subject to Party A's consent to a Registered Offering, which consent shall not be unreasonably withheld.

If Party B determines the Shares will be offered in a Registered Offering and Party A consents to a Registered Offering (which consent shall not be unreasonably withheld), Party B (and to the extent required therein, Party A) will use their reasonable efforts to comply in all material respects with the Registration Procedures set forth in Appendix A attached hereto. In the event that Party A, and its underwriter(s), upon advice from their respective counsel, reasonably object to the form or substance of the registration statement, Party A will deliver to Party B through the Arranging Agent a suspension request stating the reason or reasons for such objection ("Suspension Request") and Party B will either (i) modify or amend the registration statement to address such reasonable objection(s) or (ii) suspend the preparation of such registration statement with respect to the offering of the Principal Share Amount. In addition, if such registration statement has been filed and identifies either Party A or the Principal Share Amount and Party B determines not to amend or modify, or that it cannot amend or modify the registration statement to address Party A's or its underwriter(s)' reasonable objections, Party B will withdraw such registration statement pursuant to Rule 259 of the 1933 Act if such registration statement relates solely to the offering of the Principal Share Amount. In the event that no registration statement has been filed identifying Party A or the Principal Share Amount and Party B determines not to amend or modify, or that it cannot amend or modify the registration statement to address Party A's or its underwriter(s)' reasonable objections, Party B may within five Business Days of the delivery of the Suspension Request determine whether the Principal Share Amount will be sold pursuant to an offering that is exempt from the registration requirements of the 1933 Act (an "Exempt Offering") as the means of sale in respect of either a Net Cash Settlement or a Net Share Settlement or designate Gross Physical Settlement as the Method of Settlement. If, however, a registration statement identifying Party A or the Principal Share Amount has been filed and such registration statement is not amended to address Party A's or its underwriter(s) reasonable objections or has been withdrawn, as set forth herein, then not later than the third succeeding Business Day from the receipt of the Suspension Request Party B shall deliver to Party A through the Arranging Agent a notice designating Gross Physical Settlement as the Method of Settlement.

In the event Party A delivers to Party B through the Arranging Agent a notice that it will not consent to Party B's determination that the Principal Share Amount are to be sold in a Registered Offering as provided herein, Party B may, within five Business Days from the delivery of such notice, either revoke the Net Cash Settlement or Net Share Settlement Method of Settlement and designate Gross Physical Settlement as the Method of Settlement or elect to have Party A pursue the contemplated sale of Shares in connection with Net Cash Settlement or Net Share Settlement through an Exempt Offering. If an Exempt Offering is pursued and Party B and its counsel object to the exemption to be relied on pursuant to which Shares are to be sold by either Party A or the Selling Agent or the opinion of counsel to Party A or any related documentation to be used in connection with the Exempt Offering, Party B may deliver a notice of suspension to Party A through the Arranging Agent and Party B may either (i) designate Gross Physical Settlement as the Method of Settlement, (ii) renew its solicitation of Party A's consent for a Registered Offering within five Business Days of its delivery of any notice of objection or (iii) subject to the consent of Party A and its counsel (which consent will not be unreasonably withheld), request an alternative Exempt Offering.

Notwithstanding the foregoing, if an Event of Default or Termination Event has occurred and is continuing with respect to Party B, Party B will be foreclosed from making any determination as to the Offering Method and, subject to the terms hereof and all applicable regulatory requirements, such determination shall be in Party A's sole discretion. In connection with any Offering Method, Party B shall co-operate with the reasonable requirements of Party A and its underwriter(s) and Party A and its underwriter(s) shall co-operate with the reasonable requests of Party B, including without limitation providing such additional information as may reasonably be required so that any offering document to be used does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in such offering document, in light of the circumstances under which they were made, not misleading.

Final Reference Share Price:

In respect of the number of Shares sold by the Selling Agent in connection with a Net Cash Settlement or a Net Share Settlement, the average Net Proceeds per Share of all sales of the Shares sold by the Selling Agent in (i) transactions on the Exchange at the exchange prices received by the Selling Agent, if any,
(ii) a Registered Offering, if any, based on the public offering price and (iii) transactions with recognized dealers or principals in the private placement market which are unaffiliated with Party A pursuant to an Exempt Offering, if any, and with or through which the Selling Agent effects any sales of Shares pursuant to a Net Cash Settlement or Net Share Settlement, which may be shortened by the delivery of a Sale Revocation and Designation Notice by Party B.

Final Reference Share Price Pricing Period:

The period commencing on the Termination Date, and continuing until the completion of the deliveries and any sales of Shares related thereto required for Net Cash Settlement or Net Share Settlement.

Notwithstanding any other provisions set forth herein, in the event that the Settlement Date for this transaction has been delayed to a date that is the one year anniversary of the Termination Date for any reason, including, without limitation, because a Net Share Settlement or a Net Cash Settlement has been designated and the Final Reference Share Price Pricing Period has not been completed, or in the case of any designated Method of Settlement because of any Market Disruption Event or Settlement Disruption Event, then on the Business Day next succeeding such anniversary, Party B shall be deemed to have delivered a Sale Revocation and Designation Notice to Party A through the Arranging Agent suspending any further sales pursuant to the terms and conditions set forth in "(D)- Physical Settlement". Pursuant to such paragraph (D)- Physical Settlement, on the date such Sale and Revocation and Designation Notice is delivered any unsold Shares shall be deemed to be Remaining Shares and the payment and delivery procedures set forth in such paragraph shall govern the payment and delivery obligations of the parties

Settlement Dates:

To the extent not otherwise provided for hereunder, each of (i) the third Exchange Business Day following the end of the Final Reference Share Price Pricing Period in the case of Net Cash Settlement or Net Share Settlement, and
(ii) the next Exchange Business day following (a) the Termination Date that Party B specifies or is deemed to have specified in a Termination Notice hereunder specifying Gross Physical Settlement as the Method of Settlement or
(b) the Termination Date that is applicable in the event Party B is deemed to have specified Gross Physical Settlement as the Method of Settlement in the case of Gross Physical Settlement.

If a Settlement Disruption Event prevents a Net Share Settlement or a Net Cash Settlement on the day that otherwise would have been the Settlement Date, then the Settlement Date will be the first succeeding day on which settlement can take place through the Clearance System unless a Settlement Disruption Event prevents settlement on each of the ten (10) consecutive Clearance System Business Days immediately following the original date that, but for such Settlement Disruption Event, would have been the Settlement Date. In that case,
(a) if the Shares can be delivered in any other commercially reasonable manner, then the Settlement Date will be the first day on which settlement of a sale of Shares executed on that tenth (10th) Clearance System Business Day customarily would take place using such other commercially reasonable manner of delivery (which other manner of delivery will be deemed the Clearance System for purposes of delivery of the relevant Shares), and (b) if the Shares cannot be delivered in any other commercially reasonable manner, then the Settlement Date will be postponed until delivery can be effected through the Clearance System or any other commercially reasonable manner.

Settlement Disruption Event:

An event beyond the control of the parties as a result of which (i) the Clearance System cannot clear the transfer of the Shares or (ii) in the case of any Shares in physical certificate form, the payment system for bank fund transfers (e.g. the Federal Reserve wire payment system) cannot make electronic funds payments or otherwise transfer funds in the ordinary course.

Trading Day:

An Exchange Business Day other than an Exchange Business Day on which (i) a Market Disruption Event occurs, or (ii) Party B, by notice to Party A, through the Arranging Agent, by 8:30 a.m., New York time, determines, on the advice of counsel respecting applicable federal securities laws, that such day shall not be a Trading Day for one or more purposes of this Transaction specified by Party B in accordance with such advice.

Exchange Business Day:

Any day that is (or, but for the occurrence of a Market Disruption Event, would have been) a Trading Day on the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time.

Market Disruption Event:

The occurrence or existence on any Exchange Business Day of any suspension of or material limitation imposed on trading (by reason of movement in price exceeding limits permitted by the relevant exchange or otherwise) on the Exchange in the Shares, if, in the reasonable determination of the Calculation Agent, such suspension or limitation prevents such day from being used as a Trading Day.

Exchange:

The New York Stock Exchange.

Calculation Agent:

Party A, whose determinations and calculations hereunder as Calculation Agent will be binding in the absence of manifest error. Subject to the foregoing, the Calculation Agent will have no responsibility for good faith errors or omissions in making any determination or calculation as provided herein.

Selling Agent:

Credit Suisse First Boston Corporation. When selling any Shares pursuant to this Transaction, the Selling Agent shall determine the number of Shares to be sold on any Trading Day and the price or prices at which such Shares are sold, provided, however, that it shall act in a commercially reasonable manner and on commercially reasonable terms, and shall comply with applicable securities laws, rules and regulations, applicable to it and the Transaction (including sales relating thereto).

Party A and Party B hereby acknowledge and agree that the execution and delivery of this Confirmation by the Selling Agent does not constitute a commitment or an obligation of the Selling Agent to purchase or sell any Shares or any other security as principal.

Party A Optional Termination:

In addition to any other termination rights that Party A may have under the Agreement, in the event of any Merger Event, the terms of which are Share-for-Other or Share-for-Combined, pursuant to which a registered holder of Shares is entitled to receive cash consideration in connection with the Merger Event, Party A shall have the right within three Business Days after the payment of any cash consideration in connection with the Merger Event, to cause the Transaction to terminate in part before the originally scheduled Termination Date by giving a Termination Notice to Party B through the Arranging Agent, designating a Termination Date not earlier than five Business Days after the delivery date of the Termination Notice and making the Partial Termination Payments consisting of (i) a deemed payment by Party B to Party A by means of the Merger Termination Payment (defined below) and (ii) the payment by Party A to Party B of the Premium Cash Merger Payment (defined below) on the date designated as the Termination Date.

"Merger Termination Payment" means an amount equal to the product of (i) the Termination Share Amount (defined below) and (ii) the Per Share Cash Component (defined below).

"Termination Share Amount" means the number of Shares equal to the product of the Principal Share Amount and a fraction, the numerator of which is equal to the Per Share Cash Component and the denominator if which is equal to the per share total consideration of such offer.

"Per Share Cash Component" means the per share cash component of any offer to purchase the Shares underlying the Merger Event.

"Premium Cash Merger Payment" means the amount equal to the product of (i) the Termination Share Amount and (ii) the result of the per share total consideration of any offer to purchase the Shares underlying the Merger Event, minus the Initial Share Price, provided, however, that such difference shall not be less than zero.

Party B Optional Termination:

In addition to any other termination rights that Party B may have under the Agreement, Party B may elect to cause this Transaction to terminate in whole, or in part, before the originally scheduled Termination Date for any reason by giving a Termination Notice to Party A through the Arranging Agent during the last five Business Days prior to any Party B Calculation Period Payment Date and designating a Termination Date.

Except for the originally scheduled Termination Date for which no written notice is required, no Termination Date designated hereunder may be set unless Party A has received a written notice not less than 30 Business Days, in the case of either Net Cash Settlement or Net Share Settlement and not less than two Business Days in the case of Gross Physical Settlement in connection with the relevant Method of Settlement. Subject to the terms of this Transaction, Party B shall give Party A written notice, through the Arranging Agent of the Method of Settlement.

Registration Notice:

Party B agrees that subsequent to the Effective Date it will not file any registration statement, amend a previously filed registration statement or commence any of the procedures set forth in Appendix A attached hereto with respect to any Shares that may be sold in connection with Net Cash Settlement or Net Share Settlement without providing notice to, and receiving the consent of, Party A, which consent shall not be unreasonably withheld.

Sale Notification:

If the Selling Agent sells any Shares acquired pursuant to this Transaction in the Initial Transaction or in either a Net Cash Settlement or a Net Share Settlement, such sale(s) must be in accordance with the terms and conditions set forth herein and the Selling Agent must notify Party B of such sale(s) as provided herein by telephonic notice, promptly confirmed in writing.

Settlement Terms:

In respect of the Termination Date Party B shall specify whether Gross Physical Settlement, Net Cash Settlement or Net Share Settlement is to apply. In the event Party B fails to specify the Method of Settlement as provided herein, Party B shall be deemed to have specified Gross Physical Settlement as the Method of Settlement in respect of such Termination Date.

Adjustment Events:

Method of Adjustment:           Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events:         Following each Merger Event:

(a)    Share-for-Share:                Alternative Obligation

(b)    Share-for-Other:                Alternative Obligation

(c)    Share-for-Combined:             Alternative Obligation

Nationalization or Insolvency:         Cancellation and Payment


3.  Miscellaneous

Transfer:

Neither the Transaction nor any interest or obligation in or under the Transaction may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that a party may make a transfer of the Transaction pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity, or upon or after any default of the other party. Any purported transfer that is not in compliance with this paragraph will be void.

Party B Representation and Covenants:

On each Exchange Business Day during a Final Reference Share Price Pricing Period, Party B hereby represents and warrants to Party A that, unless Party B notifies Party A, through the Arranging Agent, that such day is not a Trading Day, it has publicly disclosed all material information necessary for Party B to be able to purchase or sell Shares in compliance with applicable federal securities laws. Party B hereby represents and warrants to Party A that: (i) it has entered into this Transaction in connection with the Share repurchase program announced publicly on June 3, 1998, and July 13, 1999 for purposes consistent with those stated in such public disclosures and (ii) on the Trade Date and on the Settlement Date, Party B has available to it before and immediately after any purchase of Shares pursuant to this Transaction such orders, consents or other authorities as may be required by the SEC pursuant to rules and regulations of the Public Utility Holding Company Act of 1935 (the "1935 Act"), with respect to the execution, delivery and performance of the forward purchase obligations under this Transaction , and (iii) on the filing date of any registration statement or the commencement of any offer not involving a public offering in the case of any Net Cash Settlement or Net Share Settlement, the offering of Shares (or New Shares as provided herein), on the Settlement Date and on each day during the Final Share Price Pricing Period, will be made pursuant to the orders, consents or other authorizations that may be required under the rules and regulations promulgated under the 1935 Act , which will be in full force and effect and, to Party B's knowledge, will be free of any pending or overtly threatened proceedings contemplating the revocation or modification of such order; provided, however, in lieu of making the representations and warranties and agreeing the covenants set forth in clauses
(i) and (ii), delivering an opinion of counsel addressing such matters as Party A may reasonably request and are customarily provided in connection with the purchase and sale of common stock, including, without limitation, that Party B is not subject to the 1935 Act, that no authorisation, consent or notice is required in order for Party B to perform any purchase or sale obligation with respect to the Shares other than any authorisations, consents, filings or notices that may be required under the 1933 Act and any applicable state law that may be required for the authorisation of any purchase of Shares. Party B also represents that it is not subject to regulation by any state, county or municipal agency, authority, board, council or similar body having authority or jurisdiction over Party B within the meaning of any applicable state law, order or regulation or any municipal government or authority with the capacity or power to regulate electric utility or gas utility companies ("Local Regulators") and all approvals and consents from or notices to any Local Regulator required by Party B to execute and deliver the Confirmation and to perform the Transaction and the related transactions contemplated thereby have been received or given and remain in full force and effect.

Party B hereby agrees that from the Trade Date through and including the Settlement Date, it will comply in all material respects with all corporate or, if applicable, similar laws affecting its ability to perform its repurchase obligations under this Transaction, including any such requirements of the SEC or any Local Regulator. In the event that Party B reasonably believes that at any time during the term of this Transaction Party B would be prohibited from performing its repurchase obligations under this Transaction as currently contemplated without delivering notice to or obtaining the consent of the SEC or any Local Regulator, Party B will provide notice thereof through the Arranging Agent and designate a date for Settlement, which shall be a date on which Party B still satisfies such requirements and for which no notice or consent is required to perform the repurchase obligations contemplated by this Transaction.

Other Provisions:

If, notwithstanding any other provision of this Confirmation, this Transaction is terminated at a time when any law, rule or regulation, including without limitation, the 1935 Act or any applicable state law, order or regulation, prevents Party B from repurchasing the Number of Shares, Gross Physical Settlement shall not apply. Each party agrees that if delivery of the Shares on any Settlement Date is subject to any restriction imposed by a regulatory authority (other than the federal securities laws and the rules of the SEC affecting Registered or Exempt Offerings) that materially restricts or prevents delivery of any such Shares, the parties will negotiate in good faith a procedure to effect settlement of such affected Shares in a manner which complies with any relevant rules of such regulatory authority.

Party B Undertakings:

Party B hereby agrees that if it is the object of any merger, consolidation, amalgamation of Party B with or into another entity (and Party B is not the surviving entity) or a third party acquires such number of Shares or the right to control such number of Shares (or the voting power thereof) and the acquisition of such number of Shares or the voting power with respect thereto results in the transfer of control of Party B (within the meaning of Rule 405 of the 1933 Act), then in the event that (i) Alternative Obligation is elected in respect of Consequences of Merger Event - Share- for-Combined and (ii) a material portion of Shares are exchanged or exchangeable for New Shares (as defined in the Equity Definitions), then Party B shall cause the issuer of such New Shares to undertake and perform each and every obligation and satisfy each and every condition precedent of Party B arising under this Confirmation with respect to any purchase or sale of the Shares, including, but not limited to, the representations, agreements, and covenants that relate to the Shares and any purchase or sale thereof, the exercise or election of any Method of Settlement or Offering Method, the participation and preparation of any materials relating to any registration statement in connection with any Registered Offering of Shares, and the determinations and decisions relating thereto, modified in all cases, mutatis mutandis, to apply to the issuer and to the New Shares. Any failure by Party B to cause the issuer of New Shares to achieve any undertakings, performance or satisfaction of any such obligations to the reasonable satisfaction of Party A shall be deemed an irrevocable exercise of Gross Physical Settlement option as the Method of Settlement that shall be deemed to supersede any prior exercise of any Method of Settlement Option.

Cessation and Suspension:

If at any time during the Term of the Transaction Party B is subject to any legal or regulatory requirements ("Legal Requirements") or any directly related policies or procedures adopted by Party B with respect to the Legal Requirements, which, in Party B's reasonable judgement requires it, or Party A if acting on behalf of Party B, to refrain from purchasing or selling Shares on any Trading Day, Party B shall give prompt telephonic notice of the cessation of any further purchases or sales of Shares and the suspension of any further purchases or sales of Shares (each, a "Cessation Notice"), which cessation and suspension shall remain in effect until further notice from Party B. Each telephonic notice of a Cessation Notice shall be promptly confirmed in writing. Notwithstanding the foregoing, the delivery of a Cessation Notice shall not affect any obligation of Party A to deliver or receive Shares in settlement of any purchase or sale of Shares agreed prior to the delivery of the Cessation Notice.

Issuer Repurchase Safe Harbor:

Assuming that Party B's conduct complies with the requirements of rule 10b-18 promulgated under the 1934 Act ("Rule 10b-18"), Party A will use its best efforts to comply with the manner of purchase, time, price and volume requirements of Rule 10b-18 in connection with its purchase of Shares under this Transaction.

Limited Liability:

No shareholder or trustee of Party B shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Confirmation, and this Confirmation shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and this Confirmation shall be enforceable against the trustees of Party B only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Confirmation and relating to Party B, its shareholders or trustees shall look solely to the trust estate of Party B for the payment or satisfaction thereof.

Securities Contract:

Each party hereby represents to the other that it intends this Transaction to be a securities contract within the meaning of Section 741 of Bankruptcy Code, as amended (11 U.S.C. Section 741).

4.  Credit Support Documents:    Party A:  None

                                 Party B:  Collateral Appendix

5.  Account Details:

Payments to Party A:  Citibank, NY

ABA Number:  021-000-089
A/C:         Credit Suisse First Boston Corp.
A/C:         40804388
FFC:         Northeast Utilities
A/C Number:  2GA3P0

Payments to Party B:      Fleet

ABA Number:  011500010
Acct No.:    50252481
Ref.:        NU Share Repurchase

Delivery of Shares to Party A:

To be advised by written notice within 30 days of the Trade Date

Delivery of Shares to Party B:

To be advised by written notice within 30 days of the Trade Date

6.  U.S. Private Placement Representations

As this Transaction may constitute the sale by Party A to Party B in the case of this Transaction, and by Party B to Party A in the case of the Number of Shares, in each case, through Arranging Agent, of a Security or Securities (as defined in the 1933 Act), in addition to the representations contained in Section 3 of the Agreement, Party B hereby represents to Party A in respect of this Transaction and Party A represents to Party B in respect of the Number of Shares (for purposes of this Section 6, the representation of Party A with respect to Securities shall be made with respect to the Number of Shares and the representation of Party B shall be made with respect to the Transaction, in accordance with Section 3 of the Agreement), as follows:

(a) Each party is acquiring such Securities through the Arranging Agent for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in any such Securities acquired by it through the Arranging Agent;

(b) Each party understands that the offer and sale by the other party, through the Arranging Agent, of such Securities are intended to be exempt from registration under the 1933 Act, by virtue of Section 4(2) thereof. In furtherance thereof, each Party represents and warrants that (i) it has the financial ability to bear the economic risk of its investment and has adequate means of providing for its current needs and other contingencies, (ii) it is experienced in investing in forward purchase contracts and similar instruments and has determined that such securities are a suitable investment for it, and
(iii) it is an institution that qualifies as an "accredited investor" as that term is defined in Regulation D under the 1933 Act; and

(c) Each party has been given the opportunity to ask questions of, and receive answers from, the other party through the Arranging Agent concerning the terms and conditions of such Securities and concerning the financial condition and business operations of the other party and has been given the opportunity to obtain such additional information necessary in order for each party to evaluate the merits and risks of purchase of such Securities to the extent the issuer of the Securities possesses such information or can acquire it without unreasonable effort or expense.

(d)  The Shares shall bear a legend substantially as set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS ("BLUE SKY LAW") ANY MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE BLUE SKY LAW OR UNLESS SUCH SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION THEREUNDER.

THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSTION OF THIS SECURITY IS SUBJECT TO THE AGREEMENT BETWEEN THE ISSUER, CREDIT SUISSE FIRST BOSTON CORPORATION, AS ARRANGING AGENT, AND CREDIT SUISSE FINANCIAL PRODUCTS DATED NOVEMBER 3, 1999 (THE "AGREEMENT").

Each party hereby acknowledges that it understands and agrees that disposition of any such Securities is restricted in the manner set forth under the Agreement, the 1933 Act and state securities laws. For example, such Securities have not been registered under the 1933 Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they have been registered under the 1933 Act and under the applicable laws of such states or an exemption from such registration is available.

9.  Matters relating to the Arranging Agent:

(a) As a broker-dealer registered with the SEC, Credit Suisse First Boston Corporation in its capacity as Arranging Agent will be responsible for (i) effecting this Transaction, (ii) issuing all required confirmations and statements to Party A and Party B, (iii) maintaining books and records relating to this Transaction as required by Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934 (the "1934 Act") and (iv) unless otherwise requested by Party B, receiving, delivering, and safeguarding Party B's funds and any securities in connection with this Transaction, in compliance with Rule 15c3-3 under the Exchange Act.

(b) Credit Suisse First Boston Corporation is acting in connection with this Transaction solely in its capacity as Arranging Agent for Party A and Party B pursuant to instructions from Party A and Party B. Credit Suisse First Boston Corporation shall have no responsibility or personal liability to Party A or Party B arising from any failure by Party A or Party B to pay or perform any obligations hereunder, or to monitor or enforce compliance by Party A or Party B with any obligation hereunder, including without limitation, any obligations to maintain collateral. Each of Party A and Party B agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of this Transaction. Credit Suisse First Boston Corporation shall otherwise have no liability in respect of this Transaction, except for its gross negligence or wilful misconduct in performing its duties as Arranging Agent.

(c) Any and all notices, demands, or communications of any kind relating to this Transaction, including without limitation, any option exercise notice, between Party A and Party B shall be transmitted exclusively through the Arranging Agent at the following address:

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, NY 10010
Facsimile No.: (212) 325-8175
Telephone No.: (212) 325-8678
Attention: Ricardo Harewood

(d) The date and time of the Transaction evidenced hereby will be furnished by the Arranging Agent to Party A and Party B upon written request.

(e) The Arranging Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Arranging Agent in connection with the Transaction evidenced hereby.

(f) Party A and Party B each represents and agrees (i) that this Transaction is not unsuitable for it in the light of such party's financial situation, investment objectives and needs and (ii) that it is entering into this Transaction in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other or the Arranging Agent.

(g) Party A and Party B each is aware of and agrees to be bound by the rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to the Transaction and is aware of and agrees not to violate, either alone or in concert with others, any applicable position or exercise limits established by the NASD.

Credit Suisse Financial Products is regulated by The Securities and Futures Authority and has entered into this transaction as principal.





Please confirm that the foregoing correctly sets forth the terms of the agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.


Yours sincerely,

CREDIT SUISSE FIRST BOSTON CORPORATION,
solely in its capacities as Arranging Agent and Selling Agent


By:
Name:
Title:


CREDIT SUISSE FIRST BOSTON INTERNATIONAL


By:
Name:
Title:


Confirmed as of the date first written above:

NORTHEAST UTILITIES


By:
Name:
Title:



                            APPENDIX A
                                TO
                     CONFIRMATION OF TRANSACTION
                             BETWEEN
               CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                               AND
                       NORTHEAST UTILITIES
                   CSFBi REFERENCE NO. 5672645

Unless otherwise agreed in writing by Party A and Party B with respect to specific sales of Shares by the Selling Agent or specific Shares to be delivered to the Selling Agent by Party B, the provisions of this Appendix A shall apply to all Shares in satisfaction of a Party B Net Cash Settlement or Net Share Settlement Delivery including the resale of the Number of Shares which were acquired in a transaction not involving any public offering and, in the case of Net Share Settlement, any additional Shares (collectively, the "Shares").

(a) Party B shall have reserved and have available, out of its authorized but unissued capital stock, for the purpose of effecting the payment of any Party B Net Cash or Net Share Settlement Delivery in Shares as provided in the Confirmation, the full number of shares of capital stock that would then be issuable with respect to such payment.

(b) Party B shall have filed with the SEC a registration statement on Form S-3 or such other form as is acceptable to Party A; such registration statement shall have been declared effective with respect to such Shares (the "Registration Statement") and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission. Party B, at the request of Party A, shall deliver an underwriting agreement naming Party A, or its designee, as underwriter, together with such other agreements, certificates and instruments as Party A may reasonably require either pursuant to such underwriting agreement or as are customarily provided together with such underwriting agreement.

(c) Party B shall have registered or qualified such Shares under such securities or "blue sky" laws of such States and other jurisdictions in the United States and Puerto Rico as Party A or any underwriter shall have reasonably requested, and shall have done any and all other acts and things as may be reasonably necessary to be done by Party B to enable Party A or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by the Registration Statement; provided that Party B shall not be required to make any filing or take any action as a result of this paragraph (c) that would required it to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

(d) Party B shall have caused such Shares and the issuance thereof to be registered with or approved by such other governmental agencies or authorities in the United States as may be reasonably necessary to be done by Party B to enable Party A or any underwriter to consummate the disposition of such Shares.

(e) Party B shall have (i) given Party A and its underwriter(s), if any, and their respective counsel and accountants, the opportunity to participate in the preparation of all materials filed with the SEC or any other governmental agency (the "Filed Materials") prior to the first day of such Final Reference Share Price Pricing Period, (ii) furnished to each of them copies of all such Filed Materials (and all documents incorporated therein by reference) sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon, (iii) given each of them such opportunities to discuss the business of Party B with its officers and the independent public accountants who have issued a report on its financial statement as shall be reasonably necessary, in the opinion of Party A and such underwriter(s) or their respective counsel, to conduct a reasonable investigation (within the meaning of the 1933 Act, as amended) with respect to such Filed Materials, (iv) delivered to Party A and its underwriter(s), if any, the financial statements of Party B filed with the SEC, (v) included in such Filed Materials material, furnished to Party B in writing, which in the reasonable judgement of Party A or its underwriter(s), if any, subject to the consent of Party B (which shall not be unreasonably withheld), should be included with respect to Party A, Party A's underwriter(s) and the "Plan of Distribution", including, without limitation, language to the effect that the holding by Party A of the Shares is not to be construed as a recommendation by Party A of the investment quality thereof and
(vi) if requested by Party A, deleted from such Filed Materials any reference to Party A if in the written opinion of counsel to Party A, in form and substance to Party B, such reference to Party A by name or otherwise is not required by the 1933 Act or any similar Federal statute then in force.

(f) Party B shall have furnished to Party A and any underwriter, addressed to Party A and any such underwriter and dated the first day of the Final Reference Share Price Pricing Period, (i) an opinion of counsel for Party B (which opinion may be from internal counsel for Party B) and (ii) a "cold comfort" letter signed by the independent public accountants who have issued a report on Party B's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Shares and the offering, sale and issuance thereof as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriter(s) in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as Party A may have reasonably requested.

(g) Party B shall have complied with all applicable provisions of the 1933 Act and the 1934 Act and the Public Utility Holding Company Act of 1935, all applicable rules of the SEC and all other applicable laws, rules and regulations of any governmental or regulatory authority with respect to such Filing Materials and such Shares and the offering, sale and issuance thereof.

(h) Party B shall have caused all such Shares to be listed on the Exchange and on each securities exchange on which Party B has caused similar securities issued by Party B to be listed.

(i) Party B shall have provided a transfer agent and registrar for such Shares.

(j) Party B shall have taken such other actions as Party A or any underwriter of such Shares shall have reasonably requested in order to expedite or facilitate the disposition of such Shares.

(k) Party B shall provide Party A and its underwriter(s), if any, with indemnity and contribution in form and substance acceptable to Party A covering such matters relating to the Shares, the Filed Materials, and such other matters as Party A shall reasonably request.

(l) Party B shall have paid all customary costs and expenses reasonably incurred in connection with the foregoing, provided, that unless otherwise agreed, Party A and its underwriter(s) shall be responsible for the fees and expenses of their respective counsel.

(m) Party B shall deliver all such registered Shares through the Clearance
System.